Exhibit 11.1

NELLCOR INCORPORATED STATEMENT OF COMPUTATION OF NET INCOME
PER SHARE
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS, UNAUDITED)


                                                For the Three                           For  the Nine
                                                Months Ended                            Months Ended
                                     ---------------------------------       ---------------------------------
                                     April 2, 1995       April 3, 1994       April 2, 1995       April 3, 1994
                                     -------------       -------------       -------------       -------------
Computation of common
   and common equivalent
   shares outstanding:

       Common stock                         16,557              16,845              16,616              16,728
       Common stock equivalents                352                 195                 241                 129
                                     -------------       -------------       -------------       -------------

Common and common
   equivalent shares used in the
   calculation of income per share          16,909              17,040              16,857              16,857
                                     -------------       -------------       -------------       -------------
                                     -------------       -------------       -------------       -------------

Net income                               $  11,058              $9,352             $25,400             $21,067
                                     -------------       -------------       -------------       -------------
                                     -------------       -------------       -------------       -------------

Net income per common and
   common equivalent share                   $0.65               $0.55               $1.51               $1.25
                                     -------------       -------------       -------------       -------------
                                     -------------       -------------       -------------       -------------
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